EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-118976 of Noble Energy, Inc. on Form S-8 of our report dated June 18, 2019, appearing in this Annual Report on Form 11-K of the Noble Energy, Inc. 401(k) Plan for the year ended December 31, 2018.

/s/ WEAVER AND TIDWELL, L.L.P.

Houston, Texas
June 18, 2019